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                                                                      (h)(4)(ii)

                                     FORM OF

                               AMENDED SCHEDULE A

                               with respect to the

                            SHAREHOLDER SERVICES PLAN

                                       for

                                ING MUTUAL FUNDS

                                 CLASS O SHARES

ING Diversified International Fund

ING Global Bond Fund

ING Global Equity Dividend Fund

ING Global Real Estate Fund

ING Greater China Fund

ING Index Plus International Equity Fund

ING International SmallCap Multi-Manager Fund